UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 3, 2015, the Board of Directors (the “Board”) of SandRidge Energy, Inc. (the “Company”) elected J. Michael Stice to the Board. Mr. Stice will serve as a Class I director and his initial term will end at the annual meeting of stockholders to be held in 2016. At the time of his election, Mr. Stice was not appointed to any committee of the Board. Mr. Stice was not elected pursuant to any arrangements or understandings between Mr. Stice and the Company or any other person. Mr. Stice has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K. Mr. Stice’s compensation for his services as a director will be consistent with the Company’s compensation of other non-employee directors.

(b) On February 3, 2015, Roy T. Oliver, Jr., a member of the Board, informed the Company that he intends to resign from the Board, effective February 28, 2015. Mr. Oliver indicated that his resignation is not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: February 5, 2015	By:	/s/ Eddie M. LeBlanc
Eddie M. LeBlanc
Executive Vice President and Chief Financial Officer